                                                                                            NEWS RELEASE
Corporate Offices:
1328 Racine Street
Racine, WI  53403

FOR IMMEDIATE RELEASE

Contact: Christopher J. Eperjesy
(262) 638-4343

TWIN DISC, INC. ANNOUNCES FISCAL 2013
THIRD QUARTER FINANCIAL RESULTS

• Sales and Earnings Decline due to Continued Weakness in
North American Pressure Pumping Sector
• Increasing Demand from Customers in Asia
• Balance Sheet Remains Strong

RACINE, WISCONSIN—April 23, 2013—Twin Disc, Inc. (NASDAQ: TWIN) today reported financial results for the fiscal 2013 third quarter ended March 29, 2013.

Sales for the fiscal 2013 third quarter were $68,232,000, down from the third quarter record of $95,490,000 for the same period last year.  Year-to-date, sales were $209,351,000, compared to the record $259,761,000 for the fiscal 2012 nine months.  The forecasted decrease in sales was primarily the result of lower demand from customers in the pressure pumping sector of the North American oil and gas market and softness in sales to European customers.  Offsetting weakness in these markets was higher demand from customers in the North American and Asian commercial marine markets.  Sales to customers serving the global mega yacht market remained at historic lows in the quarter, while demand remained steady for equipment used in the airport rescue and fire fighting (ARFF), and military markets.

Gross margin for the fiscal 2013 third quarter was 25.9 percent, compared to 34.6 percent in the fiscal 2012 third quarter and 30.8 percent in the fiscal 2013 second quarter.  The anticipated year-over-year decline in the fiscal 2013 third quarter gross margin was the result of lower sales volumes and a less profitable mix of business.  Year-to-date, gross margin was 28.4 percent, compared to 36.0 percent for the fiscal 2012 nine months.

For the fiscal 2013 third quarter, marketing, engineering and administrative (ME&A) expenses, as a percentage of sales, were 25.5 percent, compared to 18.6 percent for the fiscal 2012 third quarter.  ME&A expenses decreased $341,000 versus the fiscal 2012 third quarter.  The impact of the increase in the Company’s stock price from $17.06 at the end of the fiscal second quarter to $24.62 at the end of the fiscal third quarter was to increase sequential stock based compensation expense by $816,000.  The table below summarizes significant changes in certain ME&A expenses for the quarter:

Three Months Ended
(In thousands)	March 29, 2013	March 30, 2012	Increase/ (Decrease)
Stock-Based Compensation Incentive/Bonus Expense	$ 1,488 74	$ (385) 1,129	$ 1,873 (1,055)
$ 818
Foreign Exchange Translation, Net			(36) $ 782
All Other, Net			(1,123) $ (341)

The year-over-year net remaining decrease in ME&A expenses of $1,123,000 for the quarter primarily relates to efforts to control global ME&A expenses in light of the current softness in demand experienced in certain of the Company’s markets.

Year-to-date, ME&A expenses, as a percentage of sales, were 24.3 percent, compared to 20.7 percent for the fiscal 2012 first nine months.  For the fiscal 2013 nine-month period, ME&A expenses decreased $2,957,000 versus the same period last fiscal year.  The table below summarizes significant changes in certain ME&A expenses for the fiscal year:

Nine Months Ended
(In thousands)	March 29, 2013	March 30, 2012	Increase/ (Decrease)
Stock-Based Compensation	$ 2,412	$ 2,022	$ 390
Incentive/Bonus Expense	203	3,128	(2,925)
$ (2,535)
Foreign Exchange Translation, Net			(805) $ (3,340)
All Other, Net			383 $ (2,957)

The net remaining year-to-date increase in ME&A expenses for the year primarily relates to increased research and development activities, wage inflation and additional headcount in the first half of the fiscal year offset by global reductions in ME&A expenses in the third fiscal quarter.

The third fiscal quarter tax expense on break-even, pre-tax results primarily relates to a true-up of foreign tax credits ($651,000) following final settlement of an IRS audit and the completion of the fiscal 2012 tax return within the quarter.  The year-to-date effective tax rate is impacted by the non-deductible losses in jurisdictions with full valuation allowances.  Adjusting for this impact, the fiscal 2013 year-to-date effective tax rate would have been 37.3 percent, which was also impacted by the adjustment to foreign tax credits within the quarter.

The Company reported a net loss attributable to Twin Disc for the fiscal 2013 third quarter of $757,000, or $0.07 per share, compared to net earnings of $9,984,000, or $0.86 per diluted share, for the fiscal 2012 third quarter. Year-to-date, net earnings attributable to Twin Disc were $3,835,000, or $0.34 per diluted share, compared to $25,480,000, or $2.20 per diluted share for the fiscal 2012 nine months.

Earnings before interest, taxes, depreciation and amortization (EBITDA)* was $2,929,000 for the fiscal 2013 third quarter, compared to $17,893,000 for the fiscal 2012 third quarter.  For the fiscal 2013 first nine months, EBITDA was $16,413,000, compared to $48,009,000 for the fiscal 2012 comparable period.

Commenting on the results, Michael E. Batten, Chairman and Chief Executive Officer, said: “Our financial results continue to be impacted by the previously forecasted decline in market activity in North America for our pressure pumping transmissions.  Also impacting our results is a difficult operating environment in Europe.  Amplifying the decline in sales and profitability were the record financial results we achieved last fiscal year as demand was at historic highs in several of our key markets.  This demonstrates the cyclicality of our end markets.  As we have learned from previous cycles, these markets do come back and our strategy is to plan proactively to take full advantage of an inevitable rebound.  In addition, we are looking at markets where demand remains strong as evidenced by increasing sales and orders in Asia for pressure pumping transmissions and commercial marine products.  The diversity of our geographies and end markets is helping us achieve financial results that compare favorably to previous trough periods.”

Christopher J. Eperjesy, Vice President - Finance, Chief Financial Officer and Treasurer, stated:  “We continue to invest in inventory to support the growth in demand we are experiencing from customers in Asia for commercial marine and pressure pumping products.  With this said, we are managing our inventory levels to reflect overall market demand and expect inventory levels to decline sequentially.  Our balance sheet and liquidity remain strong.  At March 29, 2013, we had total cash of $17,161,000, compared to cash of $15,701,000 at June 30, 2012.  Total debt net of cash, was $17,541,000 at March 29, 2013, compared to $16,444,000 at June 30, 2012, and $27,480,000 at March 30, 2012.  Capital expenditures through the first nine months of fiscal 2013 were $5,118,000 and we anticipate investing slightly less than the $10,000,000 in capital expenditures we budgeted for this fiscal year.”

Mr. Batten continued: “Our six-month backlog at March 29, 2013 was $64,879,000 compared to $68,230,000 at December 28, 2012 and $131,375,000 at March 30, 2012.  Our backlog is in the process of bottoming and reflects continued weakness in demand from the North American oil and gas market and a depressed European market.  However, we are seeing initial and encouraging indications that demand and orders are improving in Asia and North America.  We continue to manage the business conservatively.  Maintaining a strong balance sheet with ample liquidity provides us the flexibility to manage the business through the softness we are experiencing in several markets and take advantage of opportunities as they occur.  We are well positioned to capitalize on the long-term trends of our markets and remain committed to investing in product development, our distribution network, and our global manufacturing operations.”

Twin Disc will be hosting a conference call to discuss these results and to answer questions at 11:00 a.m. Eastern Time on Tuesday, April 23, 2013.  To participate in the conference call, please dial 877-941-4774 five to 10 minutes before the call is scheduled to begin. A replay will be available from 2:00 p.m. April 23, 2013 until midnight April 30, 2013. The number to hear the teleconference replay is 877-870-5176.  The access code for the replay is 4613292.

The conference call will also be broadcast live over the Internet. To listen to the call via the Internet, access Twin Disc's website at http://ir.twindisc.com/index.cfm and follow the instructions at the web cast link. The archived web cast will be available shortly after the call on the Company's website.

About Twin Disc, Inc.
Twin Disc, Inc. designs, manufactures and sells marine and heavy-duty off-highway power transmission equipment.  Products offered include: marine transmissions, surface drives, propellers and boat management systems, as well as power-shift transmissions, hydraulic torque converters, power take-offs, industrial clutches and control systems.  The Company sells its products to customers primarily in the pleasure craft, commercial and military marine markets, as well as in the energy and natural resources, government and industrial markets.  The Company’s worldwide sales to both domestic and foreign customers are transacted through a direct sales force and a distributor network.

Forward-Looking Statements
This press release may contain statements that are forward looking as defined by the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including those identified in the Company’s most recent periodic report and other filings with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved.

*Non-GAAP Financial Disclosures
Financial information excluding the impact of foreign currency exchange rate changes and the impact of acquisitions, if any, in this press release are not measures that are defined in U.S. Generally Accepted Accounting Principles (“GAAP”). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company’s business performance and trends excluding these amounts.  These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definition – Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
The sum of, net earnings and adding back provision for income taxes, interest expense, depreciation and amortization expenses: this is a financial measure of the profit generated excluding the above mentioned items.
--Financial Results Follow--

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (In thousands, except per-share data; unaudited)
	Three Months Ended		Nine Months Ended
	March 29, 2013	March 30, 2012(*)	March 29, 2013	March 30, 2012(*)

Net sales	$68,232	$95,490	$209,351	$259,761
Cost of goods sold	50,558	62,434	149,949	166,375
Gross profit	17,674	33,056	59,402	93,386

Marketing, engineering and
administrative expenses	17,405	17,746	50,795	53,752
Earnings from operations	269	15,310	8,607	39,634
Interest expense	366	389	1,001	1,129
Other (income) expense, net	(129)	71	(24)	(473)
Earnings before income taxes and noncontrolling interest	32	14,850	7,630	38,978
Income taxes	640	4,821	3,552	13,390

Net (loss) earnings	(608)	10,029	4,078	25,588
Less: Net earnings attributable to
noncontrolling interest, net of tax	(149)	(45)	(243)	(108)
Net (loss) earnings attributable to Twin Disc	$(757)	$9,984	$3,835	$25,480

(Loss) earnings per share data:
Basic (loss) earnings per share attributable to Twin Disc common shareholders	$(0.07)	$0.87	$0.34	$2.23
Diluted (loss) earnings per share attributable to Twin Disc common shareholders	$(0.07)	$0.86	$0.34	$2.20

Weighted average shares outstanding data:
Basic shares outstanding	11,243	11,426	11,327	11,410
Diluted shares outstanding	11,243	11,572	11,400	11,555

Dividends per share	$0.09	$0.09	$0.27	$0.25

Comprehensive (loss) income:
Net (loss) earnings	$(608)	$10,029	$4,078	$25,588
Other comprehensive (loss) income: Foreign currency translation adjustment	(874)	2,241	2,520	(6,292)
Benefit plan adjustments, net	676	418	1,996	1,303
Comprehensive (loss) income	(806)	12,688	8,594	20,599
Comprehensive income attributable to noncontrolling interest	(149)	(45)	(243)	(108)
Comprehensive (loss) income attributable to Twin Disc	$(955)	$12,643	$8,351	$20,491

(*) Includes revisions to correct previously reported amounts.  The Company’s review of its reserve for uncertain tax positions identified errors that affected prior periods.  The effect of the errors was not material to any previously issued financial statements, however, the cumulative effect of correcting the errors in the current year would have been material to fiscal year 2013.  Therefore, the Company revised its prior period financial statements.  As part of this revision, the Company recorded other previously disclosed out-of-period adjustments, which were immaterial, in the periods in which the errors originated.  The aggregate impact was to increase net earnings for the three months ended March 30, 2012 by $591,000 and increase net earnings for the nine months ended March 30, 2012 by $649,000.

RECONCILIATION OF CONSOLIDATED NET (LOSS) EARNINGS TO EBITDA (In thousands; unaudited)
	Three Months Ended		Nine Months Ended
	March 29, 2013	March 30, 2012(*)	March 29, 2013	March 30, 2012(*)
Net (loss) earnings attributable to Twin Disc	$(757)	$9,984	$3,835	$25,480
Interest expense	366	389	1,001	1,129
Income taxes	640	4,821	3,552	13,390
Depreciation and amortization	2,680	2,699	8,025	8,010
Earnings before interest, taxes, depreciation and amortization	$2,929	$17,893	$16,413	$48,009

(*) Includes revisions to previously reported amounts.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands; unaudited)

	March 29,	June 30,
	2013	2012	(*)
ASSETS
Current assets:
Cash	$17,161	$15,701
Trade accounts receivable, net	44,204	63,438
Inventories, net	113,009	103,178
Deferred income taxes	4,797	3,745
Other	10,949	11,099

Total current assets	190,120	197,161

Property, plant and equipment, net	64,299	66,356
Goodwill, net	13,312	13,116
Deferred income taxes	12,753	14,335
Intangible assets, net	4,643	4,996
Other assets	10,002	7,868

TOTAL ASSETS	$295,129	$303,832

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$3,693	$3,744
Accounts payable	21,165	23,550
Accrued liabilities	32,462	39,331

Total current liabilities	57,320	66,625

Long-term debt	31,009	28,401
Accrued retirement benefits	59,717	64,009
Deferred income taxes	3,767	3,340
Other long-term liabilities	3,485	4,948

Total liabilities	155,298	167,323

Twin Disc shareholders’ equity: Common shares authorized: 30,000,000; Issued: 13,099,468; no par value	12,401	12,759
Retained earnings	185,074	184,306
Accumulated other comprehensive loss	(30,244)	(34,797)

	167,231	162,268
Less treasury stock, at cost (1,855,984 and 1,794,981 shares, respectively)	28,423	26,781

Total Twin Disc shareholders' equity	138,808	135,487

Noncontrolling interest	1,023	1,022
Total equity	139,831	136,509

TOTAL LIABILITIES AND EQUITY	$295,129	$303,832

(*) Includes revisions to correct previously reported amounts resulting in an increase of $777,000 to Other long-term liabilities, with an offsetting adjustment to Retained earnings.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)
	Nine Months Ended
	March 29, 2013	March 30, 2012(*)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$4,078	$25,588
Adjustments to reconcile to net earnings to cash provided (used)
by operating activities:
Depreciation and amortization	8,025	8,010
Other non-cash changes, net	1,679	4,557
Net change in working capital, excluding cash and debt, and other	(2,980)	(41,964)
Net cash provided (used) by operating activities	10,802	(3,809)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of fixed assets	(5,118)	(10,560)
Proceeds from sale of fixed assets	181	95
Other, net	(232)	(293)
Net cash used by investing activities	(5,169)	(10,758)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	38	-
Principal payments of notes payable	(96)	(109)
Proceeds from long-term debt	2,605	15,543
Proceeds from exercise of stock options	189	169
Dividends paid to shareholders	(3,067)	(2,857)
Dividends paid to noncontrolling interest	(205)	(130)
Purchase of treasury stock	(3,069)	-
Excess tax benefits from stock compensation	1,276	535
Other	(1,698)	(185)
Net cash (used) provided by financing activities	(4,027)	12,966

Effect of exchange rate changes on cash	(146)	(938)

Net change in cash	1,460	(2,539)

Cash:
Beginning of period	15,701	20,167

End of period	$17,161	$17,628

(*) Includes corrections to previously reported amounts, resulting in a reclassification within Net cash used by operating activities.

####